UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549



FORM 10-Q


Quarterly Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


For the Quarter Ended September 30, 1998       Commission File No. 1-5591


                       PENNZOIL PRODUCTS COMPANY
  (or "Pennzoil Products Group" to be renamed "Pennzoil-Quaker State
                                Company")
         (Exact name of registrant as specified in its charter)


             Delaware                          74-1597290
(State or other jurisdiction of          (I.R.S. Employer
incorporation or organization)           Identification No.)


Pennzoil Place, P.O. Box 2967
Houston, Texas 77252-2967
(Address of principal executive offices)




EXHIBIT








                    PENNZOIL PRODUCTS COMPANY AND SUBSIDIARIES
                                 INDEX TO EXHIBITS


Exhibit No.
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         12 Computation of Ratio of Earnings to Fixed Charges for the nine months ended September 30, 1998 and 1997.

         27    Financial Data Schedule